Exhibit 99.1

WILSHIRE BANCORP, INC. CONTACT: Alex Ko, EVP & CFO, (213) 427-6560 www.wilshirebank.com
NEWS RELEASE

Wilshire Bancorp Reports Net Income of $10.9 Million or

$0.15 per Share for Fourth Quarter 2013

LOS ANGELES, January 27, 2014 - Wilshire Bancorp, Inc. (NASDAQ: WIBC) (the “Company”), the holding company for Wilshire Bank (the “Bank”), today reported net income available to common shareholders of $10.9 million, or $0.15 per diluted common share, for the quarter ended December 31, 2013.  This compares to net income available to common shareholders of $15.2 million, or $0.21 per diluted common share, for the same period of the prior year, and net income available to common shareholders of $11.3 million, or $0.16 per diluted common share, for the third quarter of 2013.  Financial results for the fourth quarter of 2013 include $1.8 million in one-time merger-related expenses attributable to the acquisitions of BankAsiana and Saehan Bancorp.

Jae Whan (J.W.) Yoo, President and CEO of Wilshire Bancorp, said, “We are pleased to deliver another solid quarter, which was driven by a continuation of our strong business development activity.  We had $222 million in loan production during the fourth quarter, which resulted in 3.2% organic growth in our loan portfolio during the quarter, as well as generated our highest level of gain on sales of SBA loans for any quarter in 2013.”

“We believe we are making good progress with the integration of our two recent acquisitions, BankAsiana and Saehan Bancorp.  The two acquisitions have provided us with an expanded market presence and improved business development capabilities that we believe will be instrumental in helping us continue growing our market share.  In 2014, we will be focused on fully capturing the projected synergies from these acquisitions, generating quality balance sheet growth, and delivering a higher level of profitability for our shareholders,” said Mr. Yoo.

Q4 2013 Summary

  Net income available to common shareholders totaled $10.9 million or $0.15 per diluted common share, for the fourth quarter of 2013

  Total revenue of $41.6 million, an increase of 29% from the fourth quarter of 2012

  Return on average assets of 1.32% and return on average equity of 10.88% for the fourth quarter of 2013

  Acquisition of BankAsiana and Saehan Bancorp completed during the fourth quarter of 2013; Despite these acquisitions being complete, the purchase accounting adjustments are still being evaluated and as such are preliminary and subject to change

  Loans receivable totaled $2.82 billion at December 31, 2013, an increase of 28% from $2.20 billion at September 30, 2013

  Total deposits were $2.87 billion at December 31, 2013, an increase of 27% from $2.25 billion at September 30, 2013

  Continued low credit losses resulted in no provision for losses on loans and loan commitments for Q4 2013

Wilshire Bancorp Inc. – 4Q 2013 Results

January 27, 2014

ACQUISITIONS

During the fourth quarter of 2013, the Company completed its acquisitions of BankAsiana, previously headquartered in Palisades Park, New Jersey, and Saehan Bancorp, previously headquartered in Los Angeles, California.  The acquisition of BankAsiana was completed on October 1, 2013 and the acquisition of Saehan Bancorp was completed on November 20, 2013.  With the completion of the acquisitions, three branches in the New York/New Jersey area and ten branches in Southern California were added to the Company’s existing branch network, which now consists of 38 branches within the United States.

The acquisitions were accounted for in accordance with generally accepted accounting principles and the assets and liabilities of BankAsiana and Saehan Bancorp were recorded at fair value as of the acquisition dates.  Goodwill recorded from the acquisitions for the fourth quarter of 2013 totaled $65.2 million, $10.8 million from the acquisition of BankAsiana and $54.4 million from the acquisition of Saehan Bancorp.

The fair value of loans acquired from BankAsiana and Saehan Bancorp totaled $168.1 million and $381.0 million, respectively, at the dates of acquisition.  The fair valuation of the loan portfolio of BankAsiana and Saehan Bancorp resulted in discounts of $9.2 million (5.2% of the total portfolio) and $27.7 million (6.8% of the total portfolio), respectively.  Total deposits acquired from BankAsiana were $162.5 million and total deposits acquired from Saehan Bancorp were $503.4 million.  Time deposits acquired were recorded at fair value and included $668,000 and $644,000 in premiums for BankAsiana and Saehan Bancorp, respectively.  Core deposit intangibles recorded from the acquisition of BankAsiana were $725,000 and core deposit intangibles recorded from the acquisition of Saehan Bancorp were $3.8 million.  After making all the necessary acquisition accounting adjustments, total assets acquired from BankAsiana were $209.7 million and total assets acquired from Saehan Bancorp were $631.7 million.

The acquisition accounting adjustments are current as of the date of this announcement but may be subject to change as we continue to analyze the fair value of acquired assets and liabilities at the time of the acquisitions.  The Company’s financial results, to be included in the Annual Report on Form 10-K for the year ended December 31, 2013 could materially differ from the financial results being reported today as a result of the preliminary purchase accounting adjustments being reported for BankAsiana and Saehan Bancorp.  The Company will issue another public announcement to provide the final results for the purchase accounting adjustments should they differ materially from what is reported today.

STATEMENT OF OPERATIONS

Pre-Tax, Pre-Provision Income

Pre-tax, pre-provision income (PTPP) was $17.0 million for the fourth quarter of 2013, compared with $11.6 million for the fourth quarter of 2012, and $16.7 million for the third quarter of 2013.  Excluding merger-related expenses, PTPP was $18.8 million for the fourth quarter of 2013.  PTPP is a Non-GAAP measure of financial performance.  Please refer to the “Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures” table at the end of this press release for a reconciliation of PTPP to net income and important information about Non-GAAP measures of financial performance.

Net Interest Income and Margin

Net interest income before credit for losses on loans and loan commitments totaled $32.3 million for the fourth quarter of 2013, an increase of 26% from $25.6 million for the fourth quarter of 2012, and an increase of 21% from $26.7 million for the third quarter of 2013.  The increase from the prior quarter is primarily attributable to the acquisitions of BankAsiana and Saehan Bancorp.

Wilshire Bancorp Inc. – 4Q 2013 Results

January 27, 2014

Net interest margin was 4.20% for the fourth quarter of 2013, compared to 4.08% for the third quarter of 2013, and 4.20% for the fourth quarter of 2012. In order to conform to the calculation of net interest margin within its peer group, the Company’s net interest margin calculation now excludes allowance for loan losses from earnings assets and average loans, which slightly decreases loan yields and net interest margin.  Previous period calculations have been adjusted for comparative purposes.  Excluding the effects of acquisition accounting adjustments, the net interest margin was approximately 3.91% for the fourth quarter of 2013.  During the third quarter of 2013 the Company had a large recovery of interest income from loans that were put back on accrual status.  The decrease in the core net interest margin from the prior quarter was primarily due to a lower amount of recovered interest income during the fourth quarter of 2013 related to non-accrual loans placed back on accrual status.

Loan yields were 5.17% for the fourth quarter of 2013, compared with 5.05% for the third quarter of 2013, and 5.34% for the fourth quarter of 2012.  Excluding the effects of acquisition accounting adjustments, loan yields were approximately 4.86% for the fourth quarter of 2013.

The total cost of deposits was 0.53% for the fourth quarter of 2013, unchanged from the third quarter of 2013.  The total cost of deposits was 0.59% for the fourth quarter of 2012.

Non-Interest Income

Total non-interest income was $9.3 million for the fourth quarter of 2013, compared to $6.7 million for the fourth quarter of 2012, and $7.8 million for the third quarter of 2013.  The increase from the prior quarter was primarily due to a higher net gain on sale of loans.

The $4.0 million in net gain on sale of loans recognized in the fourth quarter of 2013 was substantially all gains from the sale of SBA loans.  During the fourth quarter of 2013, the Company sold $43.2 million in SBA loans, compared with $30.2 million sold during the third quarter of 2013.

Non-Interest Expense

Total non-interest expense was $24.7 million for the fourth quarter of 2013, compared with $20.7 million for the fourth quarter of 2012, and $17.8 million for the third quarter of 2013.  The increase from prior quarter is primarily attributable to costs associated with the acquisitions of BankAsiana and Saehan Bancorp of which one-time non-recurring costs accounted for $1.8 million of non-interest expense.

Total salaries and employee benefits expense was $12.9 million for the fourth quarter of 2013, compared with $7.9 million for the fourth quarter of 2012, and $8.8 million for the third quarter of 2013.  The increase from the prior quarter was primarily due to the addition of personnel from the acquisitions of BankAsiana and Saehan Bancorp and additional bonus accruals for year-end bonus payments paid to employees.

Other non-interest expense for the fourth quarter of 2013 totaled $6.3 million, compared with $6.2 million in the fourth quarter of 2012, and $5.3 million for the third quarter of 2013.  The increase from the prior quarter was primarily attributable to recurring expense related to growth from the fourth quarter acquisitions.

Merger-related non-recurring expense was $1.8 million in the fourth quarter of 2013 and was related to severance and retention payments, professional fees, such as consulting and legal expenses and data processing contract termination fees.

The Company’s operating efficiency ratio was 59.2% for the fourth quarter of 2013, compared with 64.1% for the fourth quarter of 2012 and 51.7% for the third quarter of 2013.

Wilshire Bancorp Inc. – 4Q 2013 Results

January 27, 2014

Tax Provision

For the fourth quarter of 2013, the Company recorded a provision for income tax totaling $6.1 million, reflecting an effective tax rate of 35.8% for the quarter. The effective tax rate for the fourth quarter of 2013 is higher than the tax rate for the third quarter of 2013 due to an increase in the actual 2013 pre-tax book income versus the projected pre-tax book income and an increase in the state income tax rate based on tax returns filed for 2012.  For the year ended December 31, 2013, the Company recorded a provision for income tax totaling $22.3 million, reflecting an effective tax rate of 32.9%. The effective tax rate is lower than historical rates due to an increase in federal affordable housing tax credits.

BALANCE SHEET

Total gross loans receivable were $2.82 billion at December 31, 2013, compared to $2.20 billion at September 30, 2013.  At December 31, 2013, the Company had $161.6 million in loans (net of the fair value adjustment) related to the acquisition of BankAsiana, and $379.7 million in loans (net of the fair value adjustment) related to the acquisition of Saehan Bancorp.  Excluding the impact of adding the loan portfolios from BankAsiana and Saehan Bancorp, the Company’s total gross loans receivable increased $82.5 million, or 3.7%, during the fourth quarter of 2013.

The following table shows gross loans (excluding loan fees and allowance for loan losses) by loan type:

	Quarter Ended
(Dollars In Thousands)	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012

Construction	$40,367	$32,119	$36,371	$34,030	$20,928
Real Estate Secured	2,332,121	1,819,052	1,715,567	1,695,980	1,692,273
Commercial & Industrial	437,524	342,057	337,057	313,645	284,318
Consumer	14,694	9,637	11,089	11,684	13,674
Gross Loans Receivable *	2,824,706	2,202,865	2,100,084	2,055,339	2,011,193
Held-For-Sale Loans	47,557	56,065	60,910	134,129	145,973
Total Gross Loans *	$2,872,263	$2,258,930	$2,160,994	$2,189,468	$2,157,166

* Gross loans receivable and total gross loans are not net of deferred fees and costs as shown in the consolidated balance sheet presentation

The following table presents the December 31, 2013 balance of gross loans by loan type and broken out by legacy Wilshire loans and loans acquired from former Mirae Bank, BankAsiana, and Saehan Bancorp.

	Quarter Ended
(Dollars In Thousands)	BankAsiana*	Saehan Bancorp*	Mirae Bank*	Legacy Wilshire	Total

Construction	$5,030	$-	$-	$35,337	$40,367
Real Estate Secured	116,430	341,002	71,493	1,803,196	2,332,121
Commercial & Industrial	38,118	36,356	6,316	356,734	437,524
Consumer	10	2,376	3	12,305	14,694
Gross Loans Receivable	159,588	379,734	77,812	2,207,572	2,824,706
Held-For-Sale Loans	2,052	-	-	45,505	47,557
Total Gross Loans	$161,640	$379,734	$77,812	$2,253,077	$2,872,263

* Represents loans balances net of fair value adjustment

The following table shows quarterly loan originations by loan type:

	Quarter Ended
(Dollars In Thousands)	December 31, 2013		September 30, 2013		June 30, 2013		March 31, 2013		December 31, 2012

Real Estate Secured	$ 132,780	60%	$ 145,361	68%	$ 93,606	48%	$ 86,839	45%	$ 157,901	60%
Commercial & Industrial	30,541	14%	23,710	11%	40,927	21%	55,096	29%	34,059	13%
Consumer	546	0%	540	0%	75	0%	537	0%	3,083	1%
SBA	44,599	20%	36,001	17%	40,209	21%	27,379	14%	38,700	15%
Residential Mortgage	13,858	6%	8,714	4%	20,022	10%	22,831	12%	30,624	11%
Total Loan Originations	$ 222,324	100%	$ 214,326	100%	$ 194,839	100%	$ 192,682	100%	$ 264,367	100%

Wilshire Bancorp Inc. – 4Q 2013 Results

January 27, 2014

Originations for the fourth quarter of 2013 were $222.3 million, compared with $214.3 million in the third quarter of 2013. The increase was primarily due to an increase in SBA and commercial loan production.

Total SBA loans held-for-sale at the end of the fourth quarter of 2013 were $45.6 million, compared to $53.5 million at the end of the previous quarter.  The decision to retain or sell SBA loan production is made on a quarter-to-quarter basis, depending on prevailing pricing in the secondary market and the Company’s liquidity needs.

Total deposits were $2.87 billion at December 31, 2013, compared with $2.25 billion at September 30, 2013.  At December 31, 2013, $156.3 million in deposits were attributable to the acquisition of BankAsiana, and $482.2 million in deposits were attributable to the acquisition of Saehan Bancorp.

CREDIT QUALITY

The Company continued to experience relatively stable asset quality and a low level of credit losses during the fourth quarter of 2013.  Accordingly, the Company determined that no provision for losses on loans and loan commitments was required for the fourth quarter of 2013.  The allowance for loan losses totaled $53.6 million, or 1.90% of gross loans (excluding loans held-for-sale), at December 31, 2013, compared to $52.4 million, or 2.38% of gross loans (excluding loans held-for-sale), at September 30, 2013.  The coverage ratio of the allowance for loan losses to non-performing assets was 119.9% at December 31, 2013, compared with 155.1% at September 30, 2013.

Non-Performing Loans

At December 31, 2013, total non-performing loans were $37.2 million, or 1.30% of total gross loans, compared to $33.0 million, or 1.46% of total gross loans, at September 30, 2013.  Approximately $2.2 million of the increase in non-performing loans during the fourth quarter of 2013 was attributable to credits added through the acquisitions of BankAsiana and Saehan Bancorp, which were recorded at fair value.  The remainder of the increase in non-performing loans was primarily attributable to two commercial real estate loans totaling $2.8 million that were placed on non-accrual status during the fourth quarter.

Non-performing covered loans (previously acquired loans covered under FDIC loss share agreements) totaled $6.2 million at December 31, 2013.

The following table shows total non-performing loans by loan type:

NON-PERFORMING LOANS	Quarter Ended
(Dollars In Thousands, Net of SBA Guaranty Portions)	Dec 31, 2013	Sep 30, 2013	Jun 30, 2013	Mar 31, 2013	Dec 31, 2012

Construction	$2,471	$2,471	$5,467	$5,542	$5,644
Real Estate Secured	33,569	29,568	20,090	19,366	21,007
Commercial & Industrial	1,196	1,004	1,224	1,169	1,302
Total Non-Performing Loans	$37,236	$33,043	$26,781	$26,077	$27,953

Gross Loan Charge-offs

Within the legacy Wilshire Bank portfolio, gross loan charge-offs for the fourth quarter of 2013 totaled $1.6 million, compared to $3.2 million in the third quarter of 2013.  The Company also recorded $2.7 million in loan recoveries during the fourth quarter of 2013 of which $2.6 million were attributable to legacy Wilshire loans and the remaining recoveries were from previously charged-off covered loans.  The increase in recoveries during the fourth quarter of 2013 was primarily due to one large recovery on a commercial real estate loan.  Total net recoveries were $1.2 million for the fourth quarter of 2013, compared to net charge-offs of $2.5 million during the previous quarter.

Wilshire Bancorp Inc. – 4Q 2013 Results

January 27, 2014

Charge-offs by loan type is reflected in the table below:

LOAN CHARGE-OFFS	Quarter Ended
(Dollars In Thousands)	Dec 31, 2013	Sep 30, 2013	Jun 30, 2013	Mar 31, 2013	Dec 31, 2012

Real Estate Secured	$552	$2,438	$3,668	$4,405	$1,776
Commercial & Industrial	997	764	746	1,183	1,224
Consumer	2	-	-	1	-
Total Loan Charge-Offs	$1,551	$3,202	$4,414	$5,589	$3,000

Other measures of credit quality are shown in the following tables:

DELINQUENT LOANS - By Days Past Due	Quarter Ended
(Dollars In Thousands, Net of SBA Guaranty Portions)	Dec 31, 2013	Sep 30, 2013	Jun 30, 2013	Mar 31, 2013	Dec 31, 2012

30 - 59 Days Past Due	$2,846	$2,336	$4,993	$7,438	$3,059
60 - 89 Days Past Due	2,527	2,827	3,637	1,193	1,174
90 Days, and still accruing	167	-	126	1,000	-
Total Delinquent Loans	$5,540	$5,163	$8,756	$9,631	$4,233

TROUBLED DEBT RESTRUCTURED LOANS	Quarter Ended
(Dollars In Thousands, Net of SBA Guaranty Portions)	Dec 31, 2013	Sep 30, 2013	Jun 30, 2013	Mar 31, 2013	Dec 31, 2012

Real Estate Secured	$30,008	$23,133	$23,671	$23,588	$28,268
Commercial & Industrial	6,212	6,339	6,730	7,279	7,465
Total TDR Loans	$36,220	$29,472	$30,401	$30,867	$35,733

LOAN CLASSIFICATIONS	Quarter Ended
(Dollars In Thousands, Net of SBA Guaranty Portions)	Dec 31, 2013	Sep 30, 2013	Jun 30, 2013	Mar 31, 2013	Dec 31, 2012

Special Mention	$100,798	$43,519	$49,571	$74,553	$82,275
Substandard	149,479	127,855	138,319	144,521	157,192
Doubtful	8,015	7,174	6,722	9,301	6,856
Total Criticized and Classified Loans	$258,292	$178,548	$194,612	$228,375	$246,323

Classified Loans	$157,494	$135,029	$145,041	$153,822	$164,048

Special mentions loans totaled $100.8 million at December 31, 2013, an increase of $57.3 million from the end of the previous quarter.  Approximately $35.1 million of the increase was due to the loans acquired from BankAsiana and Saehan Bancorp and the remaining increase of $22.1 million was due to legacy and covered special mention loans.  Classified loans increased $22.5 million during the fourth quarter of 2013.  Classified loans acquired from BankAsiana and Saehan Bancorp totaled $26.0 million at December 31, 2013.  Legacy classified loans declined $4.6 million during the fourth quarter of 2013 and covered loans experienced an increase of $1.0 million during the same period.

Wilshire Bancorp Inc. – 4Q 2013 Results

January 27, 2014

CAPITAL RATIOS

All of the Company’s capital ratios remain in excess of “well capitalized” regulatory requirements as shown in the following table:

(Dollars In Thousands, Except Per Share Info)	December 31, 2013	Well Capitalized Regulatory Requirements	Total Excess Above Well Capitalized Requirements

Tier 1 Leverage Capital Ratio	13.32%	5.00%	$ 268,425
Tier 1 Risk-Based Capital Ratio	14.65%	6.00%	253,725
Total Risk-Based Capital Ratio	15.91%	10.00%	173,269
Tangible Common Equity To Tangible Assets *	10.22%	N/A	N/A
Tangible Common Equity Per Common Share *	$ 4.64	N/A	N/A

* “Tangible Common Equity” and “Tangible Assets” are Non-GAAP measure of financial performance.  Please refer to the “Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures” table at the end of this press release for a reconciliation of Tangible Common Equity to Shareholders’ Equity and Tangible Assets to Total Assets

Common Stock Issuance

On November 20, 2013, the Company issued 7,210,664 shares of Wilshire common stock to former Saehan Bancorp shareholders as part of the consideration for the acquisition.  Consideration for the acquisition was paid in approximately 50% cash and 50% stock.

Share Repurchase Program

In March 2013, the Board of Directors of Wilshire Bancorp authorized the repurchase of up to 5% of the Company’s outstanding shares of common stock.  During the fourth quarter of 2013, the Company did not repurchase any shares.  Since the program’s inception, 651,412 shares of common stock have been repurchased for a total price of $3.2 million and an additional 2.9 million shares can be repurchased before the program’s expiration.  The program will expire on March 28, 2014 or upon completion of the repurchase of the authorized shares of common stock.  However, the Company has no obligation to repurchase additional shares under this program and may suspend or discontinue it at any time.

Wilshire Bancorp Inc. – 4Q 2013 Results

January 27, 2014

CONFERENCE CALL

Management will host its quarterly conference call on January 28, 2014, at 11:00 a.m. PT (2:00 p.m. ET). Investment professionals are invited to participate in the call by dialing 866-543-6403 (domestic number) or 617-213-8896 (international number) and providing the passcode 40464259.

ABOUT WILSHIRE BANCORP

Headquartered in Los Angeles, Wilshire Bancorp is the parent company of Wilshire Bank, which operates 38 branch offices in California, Texas, New Jersey and New York, and nine loan production offices in Dallas and Houston, TX, Atlanta, GA, Aurora, CO, Annandale, VA, Fort Lee, NJ, Newark, CA, New York, NY, and Bellevue, WA, and is an SBA preferred lender nationwide. Wilshire Bank is a community bank with a focus on commercial real estate lending and general commercial banking, with its primary market encompassing the multi-ethnic populations of the Los Angeles Metropolitan area.  For more information, please go to www.wilshirebank.com.

FORWARD-LOOKING STATEMENTS

Statements concerning future performance, events, or any other guidance on future periods constitute forward-looking statements that are subject to a number of risks and uncertainties that might cause actual results to differ materially from stated expectations. Undue reliance should not be placed on forward-looking statements, as they are subject to risks and uncertainties, including but not limited to the risk factors set forth in our most recent Annual Report on Form 10-K and our other filings made from time to time with the Securities and Exchange Commission.  Specific factors that could cause future results to differ materially from historical performance and these forward-looking statements include, but are not limited to: (1) loan production and sales, (2) credit quality, (3) the ability to expand net interest margin, (4) the ability to continue to attract low-cost deposits, (5) success of expansion efforts, (6) competition in the marketplace, (7) political developments, war or other hostilities, (8) changes in the interest rate environment, (9) the ability of our borrowers to repay their loans, (10) the ability to maintain capital requirements and adequate sources of liquidity, (11) effects of or changes in accounting policies, (12) legislative or regulatory changes or actions, (13) the ability to attract and retain key personnel, (14) the ability to receive dividends from our subsidiaries, (15) the ability to secure confidential information through the use of computer systems and telecommunications networks, (16) weakening in the economy, specifically the real estate market, either nationally or in the states in which we do business, (17) the integration of our acquired businesses, and (18) general economic conditions. The information in this press release speaks only as of the date of this release and Wilshire Bancorp specifically disclaims any duty to update the information in this press release. Additional information on these and other factors that could affect financial results are included in filings by Wilshire Bancorp with the Securities and Exchange Commission.

###

Wilshire Bancorp Inc. – 4Q 2013 Results

January 27, 2014

CONSOLIDATED BALANCE SHEET

(Dollars In Thousands) (Unaudited)	December 31,	September 30,	Three Months	December 31,	Twelve Months
	2013	2013	% Change	2012	% Change
ASSETS:
Cash and Due from Banks	$124,064	$92,896	34%	$118,495	5%
Federal Funds Sold and Other Cash Equivalents	46,590	55,005	-15%	55,005	-15%
Total Cash and Cash Equivalents	170,654	147,901	15%	173,500	-2%

Investment Securities Available For Sale	373,456	325,724	15%	332,504	12%
Investment Securities Held To Maturity	35	38	-8%	50	-30%
Total Investment Securities	373,491	325,762	15%	332,554	12%

Total Loans Held-For-Sale	47,557	56,065	-15%	145,973	-67%

Real Estate Construction	39,268	31,172	26%	20,254	94%
Residential Real Estate	124,373	144,845	-14%	136,189	-9%
Commercial Real Estate	2,190,154	1,669,511	31%	1,587,623	38%
Commercial and Industrial	448,379	340,943	32%	248,643	80%
Consumer	14,668	9,614	53%	13,658	7%
Total Loans Receivable, Net of Deferred Fees and Costs	2,816,842	2,196,085	28%	2,006,367	40%
Allowance For Loan Losses	(53,563)	(52,397)	2%	(63,285)	-15%
Loans Receivable, Net of Allowance for Loan Losses	2,763,279	2,143,688	29%	1,943,082	42%

Accrued Interest Receivable	8,350	6,873	21%	7,290	15%
Due from Customers on Acceptances	1,517	328	363%	54	2709%
Other Real Estate Owned	7,600	748	916%	2,080	265%
Premises and Equipment	13,862	11,531	20%	11,630	19%
Federal Home Loan Bank (FHLB) Stock, at Cost	15,983	13,280	20%	12,090	32%
Cash Surrender Value of Life Insurance	22,519	22,372	1%	21,213	6%
Investment in affordable housing partnerships	43,316	44,400	-2%	39,154	11%
Deferred Income Taxes	38,509	19,823	94%	20,862	85%
Servicing Assets	16,108	11,573	39%	9,610	68%
Goodwill	71,929	6,675	978%	6,675	978%
FDIC Indemnification Asset	4,856	4,950	-2%	5,446	-11%
Other Assets	21,443	16,546	30%	19,650	9%
TOTAL ASSETS	$3,620,973	$2,832,515	28%	$2,750,863	39%

LIABILITIES AND SHAREHOLDERS’ EQUITY:

LIABILITIES:
Non-interest Bearing Demand Deposits	$832,152	$655,864	27%	$586,003	42%
Savings and Interest Checking	145,549	127,835	14%	125,595	16%
Money Market Deposits	780,280	580,833	34%	640,266	22%
Time Deposits in denomination of $100,000 or more	870,074	683,290	27%	573,773	52%
Other Time Deposits	243,455	205,795	18%	241,172	1%
Total Deposits	2,871,510	2,253,617	27%	2,166,809	33%

FHLB Borrowings	190,325	120,000	59%	150,000	27%
Acceptance Outstanding	1,517	328	363%	54	2709%
Junior Subordinated Debentures	71,550	61,857	16%	61,857	16%
Accrued Interest Payable	2,418	1,808	34%	2,037	19%
Other Liabilities	44,235	30,589	45%	27,689	60%
Total Liabilities	3,181,555	2,468,199	29%	2,408,446	32%

SHAREHOLDERS’ EQUITY:
Common Stock	229,836	161,368	42%	164,790	39%
Retained Earnings	209,605	201,033	4%	170,816	23%
Accumulated Other Comprehensive Income	(23)	1,915	N/A	6,811	N/A
Total Shareholders’ Equity	439,418	364,316	21%	342,417	28%
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$3,620,973	$2,832,515	28%	$2,750,863	32%

(continued)

Wilshire Bancorp Inc. – 4Q 2013 Results

January 27, 2014

CONSOLIDATED STATEMENT OF OPERATIONS

(Dollars In Thousands, Except Per Share Data) (Unaudited)
	Quarter Ended		Three Mths	Quarter Ended	Twelve Mths
	December 31, 2013	September 30, 2013	% Change	December 31, 2012	% Change

INTEREST INCOME
Interest and Fees on Loans	$33,954	$27,913	22%	$27,472	24%
Interest on Investment Securities	2,113	1,879	12%	1,596	32%
Interest on Federal Funds Sold	120	148	-19%	155	-23%
Total Interest Income	36,187	29,940	21%	29,223	24%

INTEREST EXPENSE
Deposits	3,446	2,923	18%	3,176	9%
FHLB Advances and Other Borrowings	413	321	29%	420	-2%
Total Interest Expense	3,859	3,244	19%	3,596	7%

Net Interest Income Before Credit for Losses on Loans and Loan Commitments	32,328	26,696	21%	25,627	26%
Credit for Losses on Loans and Loan Commitments	-	-	0%	(12,000)	-100%

Net Interest Income After Credit for Losses on Loans and Loan Commitments	32,328	26,696	21%	37,627	-14%

NONINTEREST INCOME
Service Charges on Deposits	3,002	2,791	8%	3,051	-2%
Gain on Sales of Loans, Net	3,980	2,814	41%	1,159	243%
Gain on Sale/Call of Investment Securities	4	-	0%	-	0%
Other	2,328	2,227	5%	2,529	-8%
Total Noninterest Income	9,314	7,832	19%	6,739	38%

NONINTEREST EXPENSES
Salaries and Employee Benefits	12,948	8,830	47%	7,920	63%
FDIC Indemnification Impairment	-	-	0%	3,900	-100%
Occupancy & Equipment	2,712	2,061	32%	2,054	32%
Data Processing	920	623	48%	688	34%
Merger Related One-Time Expenses	1,785	1,011	77%	-	0%
Other	6,288	5,312	18%	6,179	2%
Total Noninterest Expenses	24,653	17,837	38%	20,741	19%

Income Before Income Taxes	16,989	16,691	2%	23,625	-28%
Income Taxes Provision	6,075	5,357	13%	8,415	-28%
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$10,914	$11,334	-4%	$15,210	-28%

PER COMMON SHARE INFORMATION:
Basic Income Per Common Share	$0.15	$0.16	-8%	$0.21	-31%
Diluted Income Per Common Share	$0.15	$0.16	-8%	$0.21	-31%

WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING:
Basic	74,082,711	70,742,136		71,294,573
Diluted	74,462,668	71,045,994		71,421,836

(continued)

Wilshire Bancorp Inc. – 4Q 2013 Results

January 27, 2014

CONSOLIDATED STATEMENT OF OPERATIONS

(Dollars In Thousands, Except Per Share Data) (Unaudited)
	Year Ended		Twelve Months
	December 31, 2013	December 31, 2012	% Change

INTEREST INCOME
Interest and Fees on Loans	$115,722	$109,367	6%
Interest on Investment Securities	7,460	6,166	21%
Interest on Federal Funds Sold	557	1,424	-61%
Total Interest Income	123,739	116,957	6%

INTEREST EXPENSE
Deposits	11,968	15,021	-20%
FHLB Advances and Other Borrowings	1,441	2,034	-29%
Total Interest Expense	13,409	17,055	-21%

Net Interest Income Before Credit for Losses on Loans and Loan Commitments	110,330	99,902	10%
Credit for Losses on Loans and Loan Commitments	-	(34,000)	-100%

Net Interest Income After Credit for Losses on Loans and Loan Commitments	110,330	133,902	-18%

NONINTEREST INCOME
Service Charges on Deposits	11,412	12,672	-10%
Gain on Sales of Loans, Net	13,415	6,393	110%
Gain on Sale/Call of Investment Securities	19	3	533%
Other	9,337	9,181	2%
Total Noninterest Income	34,183	28,249	21%

NONINTEREST EXPENSES
Salaries and Employee Benefits	40,131	34,475	16%
FDIC Indemnification Impairment	-	7,900	-100%
Occupancy & Equipment	8,851	7,875	12%
Data Processing	2,801	2,817	-1%
Merger Related One-Time Expenses	2,797	-	0%
Other	22,276	21,112	6%
Total Noninterest Expenses	76,856	74,179	4%

Income Before Income Taxes	67,657	87,972	-23%
Income Taxes Provision (Benefit)	22,281	(4,333)	N/A
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$45,376	$92,305	-51%

Preferred Stock Cash Dividend	-	(830)	-100%
Accretion of Preferred Stock Discount	-	(1,158)	-100%
One-time Adjustment From Repurchase of Preferred Stock	-	3,389	-100%
Total Preferred Stock Related Adjustment	-	1,401	-100%

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$45,376	$93,706	-52%

PER COMMON SHARE INFORMATION:
Basic Income Per Common Share	$0.63	$1.31	-52%
Diluted Income Per Common Share	$0.63	$1.31	-52%

WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING:	-
Basic	71,771,116	71,288,484
Diluted	72,037,516	71,375,150

(continued)

Wilshire Bancorp Inc. – 4Q 2013 Results

January 27, 2014

SUMMARY OF FINANCIAL DATA

(Dollars In Thousands, Except Per Share Data) (Unaudited)

	Quarter Ended
AVERAGE BALANCES	December 31, 2013	September 30, 2013	December 31, 2012
Average Assets	$3,306,168	$2,798,913	$2,609,509
Average Equity	401,153	359,411	334,380
Average Total Loans	2,626,557	2,211,841	2,059,099
Average Deposits	2,610,689	2,219,333	2,153,976
Average Time Deposits of $100,000 or more	801,836	662,280	585,134
Average FHLB & Other Borrowings	185,182	123,386	14,130
Average Interest Earning Assets	3,093,084	2,632,406	2,460,793

	Twelve Months Ended
AVERAGE BALANCES	December 31, 2013	December 31, 2012
Average Assets	$2,901,224	$2,600,273
Average Equity	366,357	305,833
Average Total Loans	2,285,623	2,009,083
Average Deposits	2,285,148	2,166,303
Average Time Deposits of $100,000 or more	658,483	611,922
Average FHLB & Other Borrowings	152,171	8,806
Average Interest Earning Assets	2,731,077	2,477,697

	Quarter Ended
PROFITABILITY	December 31, 2013	September 30, 2013	December 31, 2012
Annualized Return on Average Assets	1.32%	1.62%	2.33%
Annualized Return on Average Equity	10.88%	12.61%	18.19%
Efficiency Ratio	59.20%	51.66%	64.08%
Annualized Operating Expense/Average Assets	2.98%	2.55%	3.18%
Annualized Net Interest Margin	4.20%	4.08%	4.33%

	Twelve Months Ended
PROFITABILITY	December 31, 2013	December 31, 2012
Annualized Return on Average Assets	1.56%	3.55%
Annualized Return on Average Equity	12.39%	30.18%
Efficiency Ratio	53.18%	57.88%
Annualized Operating Expense/Average Assets	2.65%	2.85%
Annualized Net Interest Margin	4.07%	4.22%

DEPOSIT COMPOSITION	December 31, 2013	Cost of Funds	September 30 ,2013	Cost of Funds	December 31, 2012	Cost of Funds
Noninterest Bearing Demand Deposits	29.0%	0.00%	29.1%	0.00%	27.0%	0.00%
Savings & Interest Checking	5.1%	1.35%	5.7%	1.40%	5.8%	1.66%
Money Market Deposits	27.2%	0.65%	25.8%	0.63%	29.5%	0.66%
Time Deposits of $100,000 or More	30.3%	0.69%	30.3%	0.67%	26.5%	0.72%
Other Time Deposits	8.5%	0.81%	9.1%	0.82%	11.1%	0.84%
Total Deposits	100.0%	0.53%	100.0%	0.53%	100.0%	0.59%

CAPITAL RATIOS	December 31, 2013	September 30 ,2013	December 31, 2012
Tier 1 Leverage Ratio	13.32%	14.83%	14.87%
Tier 1 Risk-Based Capital Ratio	14.65%	18.24%	18.47%
Total Risk-Based Capital Ratio	15.91%	19.50%	19.74%
Total Shareholders’ Equity	$439,418	$364,316	$342,417
Book Value Per Common Share	$5.63	$5.15	$4.80
Tangible Common Equity Per Common Share *	$4.64	$5.04	$4.69
Tangible Common Equity to Tangible Assets **	10.22%	12.63%	12.20%

* Tangible common equity excludes goodwill, other intangible assets

** Tangible assets excludes goodwill and intangible assets

(continued)

Wilshire Bancorp Inc. – 4Q 2013 Results

January 27, 2014

ALLOWANCE FOR LOAN LOSSES

(Dollars In Thousands) (Unaudited)

	Quarter Ended
	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012

Balance at Beginning of Period	$52,397	$54,937	$58,577	$63,285	$74,353
Credit for Losses on Loans	-	-	-	-	(10,600)
Recoveries on Loans Previously Charged-off	2,717	662	774	881	2,532
Gross Loan Charge-offs	(1,551)	(3,202)	(4,414)	(5,589)	(3,000)
Balance at End of Period	$53,563	$52,397	$54,937	$58,577	$63,285

Net Loan Charge-offs/Average Net Loans	-0.04%	0.12%	0.17%	0.23%	0.02%
Charge-offs/Average Total Loans	0.06%	0.15%	0.21%	0.27%	0.15%
Allowance for Loan Losses/Gross Loans *	1.90%	2.38%	2.62%	2.85%	3.15%
Allowance for Loan Losses/Legacy Wilshire Loans *	1.95%	2.48%	2.75%	3.01%	3.33%
Allowance for Loan Losses/Non-accrual Loans	144.50%	158.57%	206.10%	233.59%	226.40%
Allowance for Loan Losses/Non-performing Loans	144.85%	158.57%	205.13%	224.63%	226.40%
Allowance for Loan Losses/Non-performing Assets	119.46%	155.06%	197.88%	214.60%	210.73%
Allowance for Loan Losses/Classified Loans	34.01%	38.80%	37.88%	38.08%	38.58%

NON-PERFORMING ASSETS
(Dollars In Thousands, Net of SBA Guaranty Portions)
(Unaudited)	Quarter Ended
	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012

Non-accrual Loans	$37,068	$33,043	$26,655	$25,077	$27,953
Loans 90 days or more past due and still accruing	168	-	126	1,000	-
Total Non-performing Loans	37,236	33,043	26,781	26,077	27,953

Total OREO	7,600	748	982	1,219	2,079

Total Non-performing Assets	$44,836	$33,791	$27,763	$27,296	$30,032

Total Non-performing Loans/Gross Loans	1.30%	1.46%	1.24%	1.19%	1.30%
Total Non-performing Assets/Total Assets	1.24%	1.19%	1.00%	0.99%	1.09%

ALLOWANCE FOR OFF-BALANCE SHEET ITEMS
(Dollars In Thousands) (Unaudited)	Quarter Ended
	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012

Balance at beginning of period	$1,023	$1,023	$1,023	$1,023	$2,423
Credit for losses on off-balance sheet items	38	-	-	-	(1,400)
Balance at end of period	$1,061	$1,023	$1,023	$1,023	$1,023

	Twelve Months Ended
	December 31, 2013	December 31, 2012

Balance at beginning of period	$1,023	$3,423
Credit for losses on off-balance sheet items	38	(2,400)
Balance at end of period	$1,061	$1,023

(continued)

Wilshire Bancorp Inc. – 4Q 2013 Results

January 27, 2014

WILSHIRE BANCORP, INC. AND SUBSIDIARIES

AVERAGE BALANCES, AVERAGE YIELDS EARNED AND AVERAGE RATES PAID

(Dollars In Thousands) (Unaudited)

	For the Quarter Ended
	December 31, 2013			September 30, 2013			December 31, 2012
	Average	Interest	Average	Average	Interest	Average	Average	Interest	Average
	Balance	Income/	Yield/	Balance	Income/	Yield/	Balance	Income/	Yield/
INTEREST EARNING ASSETS		Expense	Rate		Expense	Rate		Expense	Rate

LOANS:
Real Estate Loans	$ 2,211,155	$ 27,780	5.03%	$ 1,858,506	$ 23,105	4.97%	$ 1,749,807	$ 22,753	5.20%
Commercial Loans	411,421	5,143	5.00%	350,379	3,996	4.56%	300,138	3,703	4.94%
Consumer Loans	10,647	100	3.76%	9,032	71	3.14%	13,708	89	2.60%
Total Gross Loans	2,633,223	33,023	5.02%	2,217,917	27,172	4.90%	2,063,653	26,545	5.15%
Deferred Fees and Costs \ Loan Fees	(6,666)	931		(6,076)	741		(4,554)	927
Total Loans *	2,626,557	33,954	5.17%	2,211,841	27,913	5.05%	2,059,099	27,472	5.34%

INVESTMENT SECURITIES AND
OTHER INTEREST-EARNING ASSETS:
Investment Securities**	360,675	2,113	2.55%	312,313	1,879	2.64%	297,205	1,596	2.42%
Federal Funds Sold	105,852	120	0.45%	108,252	148	0.55%	104,489	155	0.59%
Total Investment Securities and
Other Earning Assets	466,527	2,233	2.07%	420,565	2,027	2.10%	401,694	1,751	1.94%

TOTAL INTEREST-EARNING ASSETS	$ 3,093,084	$ 36,187	4.70%	$ 2,632,406	$ 29,940	4.58%	$ 2,460,793	$ 29,223	4.78%

Total Non-Interest Earning Assets	213,084			166,507			148,716
TOTAL ASSETS	$ 3,306,168			$ 2,798,913			$ 2,609,509

INTEREST BEARING LIABILITIES

INTEREST-BEARING DEPOSITS:
Money Market	$ 687,948	$1,121	0.65%	$ 590,669	$ 929	0.63%	$ 653,020	$ 1,072	0.66%
NOW	29,212	15	0.21%	27,507	13	0.19%	27,317	14	0.21%
Savings	109,304	452	1.65%	101,204	437	1.73%	99,371	511	2.06%
Time Deposits of $100,000 or More	801,836	1,384	0.69%	662,280	1,109	0.67%	585,134	1,059	0.72%
Other Time Deposits	231,821	474	0.82%	212,848	435	0.82%	248,237	520	0.84%
Total Interest Bearing Deposits	1,860,121	3,446	0.74%	1,594,508	2,923	0.73%	1,613,079	3,176	0.79%

BORROWINGS:
FHLB Advances and Other Borrowings	185,182	64	0.14%	123,386	37	0.12%	14,130	10	0.28%
Junior Subordinated Debentures	66,275	349	2.11%	61,857	284	1.84%	74,295	410	2.21%
Total Borrowings	251,457	413	0.66%	185,243	321	0.69%	88,425	420	1.90%

TOTAL INTEREST BEARING LIABILITIES	$ 2,111,578	$ 3,859	0.73%	$ 1,779,751	$ 3,244	0.73%	$1,701,504	$ 3,596	0.85%

Non-Interest Bearing Deposits	750,568			624,825			540,897
Other Liabilities	42,869			34,926			32,728
Shareholders’ Equity	401,153			359,411			334,380
TOTAL LIABILITIES AND EQUITY	$ 3,306,168			$ 2,798,913			$2,609,509

NET INTEREST INCOME		$ 32,328			$ 26,696			$ 25,627
.
NET INTEREST SPREAD			3.97%			3.85%			3.94%

NET INTEREST MARGIN			4.20%			4.08%			4.20%

* Allowance for loan losses excluded from average total loans and earning assets

** Tax equivalent ratios for investment securities

(continued)

Wilshire Bancorp Inc. – 4Q 2013 Results

January 27, 2014

WILSHIRE BANCORP, INC. AND SUBSIDIARIES

AVERAGE BALANCES, AVERAGE YIELDS EARNED AND AVERAGE RATES PAID

(Dollars In Thousands) (Unaudited)

	For the Twelve Months Ended
	December 31, 2013			December 31, 2012
	Average	Interest	Average	Average	Interest	Average
	Balance	Income/	Yield/	Balance	Income/	Yield/
INTEREST EARNING ASSETS		Expense	Rate		Expense	Rate

LOANS:
Real Estate Loans	$1,915,929	$95,060	4.96%	$1,703,516	$91,854	5.39%
Commercial Loans	364,462	17,162	4.71%	295,252	14,329	4.85%
Consumer Loans	10,940	327	2.99%	14,653	381	2.60%
Total Gross Loans	2,291,331	112,549	4.91%	2,013,421	106,564	5.29%
Deferred Fees and Costs \ Loan Fees	(5,708)	3,173		(4,338)	2,803
Total Loans *	2,285,623	115,722	5.06%	2,009,083	109,367	5.44%

INVESTMENT SECURITIES AND OTHER INTEREST-EARNING ASSETS:
Investment Securities*	330,238	7,460	2.49%	297,860	6,166	2.35%
Federal Funds Sold	115,216	557	0.48%	170,754	1,424	0.83%
Total Investment Securities and Other Earning Assets	445,454	8,017	1.97%	468,614	7,590	1.80%

TOTAL INTEREST-EARNING ASSETS	$2,731,077	$123,739	4.56%	$2,477,697	$116,957	4.75%

Total Non-Interest Earnings Assets	170,147			122,576
TOTAL ASSETS	$2,901,224			$2,600,273

INTEREST BEARING LIABILITIES

INTEREST-BEARING DEPOSITS:
Money Market	$630,050	$3,996	0.63%	$621,638	$4,768	0.77%
NOW	27,656	55	0.20%	26,154	71	0.27%
Savings	103,102	1,801	1.75%	100,740	2,371	2.35%
Time Deposits of $100,000 or More	658,483	4,300	0.65%	611,922	4,968	0.81%
Other Time Deposits	225,900	1,816	0.80%	295,305	2,843	0.96%
Total Interest Bearing Deposits	1,645,191	11,968	0.73%	1,655,759	15,021	0.91%

BORROWINGS:
FHLB Advances and Other Borrowings	152,171	244	0.16%	8,806	16	0.18%
Junior Subordinated Debentures	62,971	1,197	1.90%	83,883	2,018	2.41%
Total Borrowings	215,142	1,441	0.67%	92,689	2,034	2.19%

TOTAL INTEREST BEARING LIABILITIES	$1,860,333	$13,409	0.72%	$1,748,448	$17,055	0.98%

Non-Interest Bearing Deposits	639,957			510,544
Other Liabilities	34,577			35,448
Shareholders’ Equity	366,357			305,833
TOTAL LIABILITIES AND EQUITY	$2,901,224			$2,600,273

NET INTEREST INCOME		$110,330			$99,902

NET INTEREST SPREAD			3.84%			3.78%

NET INTEREST MARGIN			4.07%			4.07%

* Allowance for loan losses excluded from average total loans and earning assets

** Tax equivalent ratios for investment securities

(continued)

Wilshire Bancorp Inc. – 4Q 2013 Results

January 27, 2014

RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES:

TANGIBLE COMMON EQUITY AND TANGIBLE ASSETS *

(Dollars In Thousands, Except Share Data) (Unaudited)	Quarter Ended
	December 31, 2013	September 30, 2013	December 31, 2012

Total shareholders’ equity	$439,418	$364,316	$342,417
Goodwill and other intangible assets, net	(74,104)	(7,502)	(7,712)
Tangible common equity	$365,314	$356,814	$334,705

Total assets	$3,617,084	$2,832,515	$2,750,863
Goodwill and other intangible assets, net	(74,104)	(7,502)	(7,712)
Tangible assets	$3,542,980	$2,825,013	$2,743,151

Common shares outstanding	78,061,307	70,770,019	71,295,144

PRE-TAX, PRE-PROVISION INCOME (PTPP) *
(Dollars In Thousands) (Unaudited)	Quarter Ended
	December 31, 2013	September 30, 2013	December 31, 2012

Net Income	$10,914	$11,334	$15,210
Add Back - Income Tax Provision (Benefit)	6,075	5,357	8,415
Add Back - Credit for Losses on Loans and Loan Commitments	—	—	(12,000)
Pre-tax, Pre-Provision Income (PTPP)	$16,989	$16,691	$11,625
Merger Related Expenses	1,785	1,011	—
PTPP, Excluding Merger Related Expenses	$18,774	$17,702	$11,625

PTPP to Average Assets (Annualized)	2.06%	2.39%	1.78%

	Twelve Months Ended
	December 31, 2013	December 31, 2012

Net Income	$45,376	$93,706
Add Back - Income Tax Provision (Benefit)	22,281	(4,333)
Add Back - Credit for Losses on Loans and Loan Commitments	—	(34,000)
Pre-tax, Pre-Provision Income (PTPP)	$67,657	$53,972
Merger Related Expenses	2,797	—
PTPP, Excluding Merger Related Expenses	$70,454	$59,973

PTPP to Average Assets (Annualized)	2.33%	2.08%

* Tangible Common Equity, Tangible Assets, and Pre-tax, Pre-provision Income are Non-GAAP financial measures.  Management believes that presentation of non-GAAP financial information included in this press release are meaningful and useful in understanding the business metrics of the Company’s operations.  We provide non-GAAP financial information for informational purposes and to enhance an understanding of the Company’s GAAP consolidated financial statements.  Readers should consider this non-GAAP information in addition to, but not instead or as superior to, the Company’s financial statements in accordance with GAAP.  Non-GAAP financial information presented by us may be determined or calculated differently by other companies, limiting the usefulness of non-GAAP measures for comparative purposes

(concluded)